[LOGO] INFINITY, INC.

NEWS RELEASE
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION FROM INFINITY, INC., PLEASE CONTACT:
STANTON E. ROSS, PRESIDENT/CEO
(620) 431-6200
JAMES W. DEAN, VICE PRESIDENT, STRATEGIC & Corporate Development
(720) 932-7800
www.infinity-res.com
--------------------

   INFINITY, INC. REPORTS SECOND QUARTER AND FIRST HALF 2004 FINANCIAL RESULTS

DENVER and CHANUTE, Kan. - (PR Newswire) - August 16, 2004 - Infinity, Inc. (NASDAQ: IFNY) today announced its financial results for the three months and six months ended June 30, 2004. Financial and operational tables follow this commentary.

THREE-MONTH RESULTS

Infinity reported revenue of $5.0 million for the three months ended June 30, 2004, which is comparable to the prior-year period.

Oilfield services provided by Consolidated Oil Well Services, Inc. ("Consolidated") generated revenue of $3.3 million during the second quarter of 2004, an 11% increase over the $3.0 million in the prior-year period. Consolidated performed 1,377 cementing, acidizing and fracturing jobs during the quarter, a 19% increase over the 1,154 cementing, acidizing and fracturing jobs in the prior-year period. The increase in jobs performed was due to an additional 431 cement jobs (84% increase) offset by 208 less acidizing and fracturing jobs. The increase in revenue was due primarily to the increase in cementing jobs and the acquisition of Blue Star Acid Services, Inc. in late April, partially offset by a decrease in acidizing and fracturing jobs.

Exploration and production provided by Infinity Oil & Gas of Wyoming, Inc. ("Infinity-Wyoming") generated revenue of $1.7 million during the second quarter of 2004 as compared to $2.0 million in the prior-year period. Infinity-Wyoming produced 316 million cubic feet of gas equivalent ("MMcfe") during the second quarter of 2004, or 3.5 MMcfe per day, as compared to 259 MMcfe, or 2.8 MMcfe per day, produced in the first quarter of 2004 and 413 MMcfe, or 4.6 MMcfe per day, produced in the prior year period. The 22% increase in second quarter production over the first quarter was due to: (i) a full quarter of production from new wells drilled during late 2003 and brought on line during the first quarter; (ii) a full quarter of production from an acquisition closed in March 2004; and (iii) improvements made to producing wells during the first and second quarters, offset by natural production declines in producing wells. The decrease in second quarter 2004 revenue versus the 2003 period is due to a 24% decline in gas equivalent production from the prior-year period that resulted primarily from natural declines in wells producing in 2003 more than offsetting added production from new wells brought on line in the first quarter of 2004.


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Gross profit for the second quarter of 2004 was $2.5 million, a 7% decrease over the $2.7 million in the prior-year period. The decrease in gross profit from the prior-year period resulted primarily from the decrease in gas equivalent production at Infinity-Wyoming.

The net loss for the second quarter of 2004 was $1.1 million (or $0.12 per basic and diluted share). For the previous year period, the net loss was $0.2 million (or $0.03 per basic and diluted share). The increase in the loss was mainly due to a $0.8 million increase in depreciation, depletion and amortization expense, resulting from a higher depletion base, as investments in oil and gas projects have increased, and a lower level of proved reserves to amortize the higher costs over as compared to the prior-year period. The increase in the loss was also due to the 7% decrease in gross profit, partially offset by the 6% decrease in operating expenses from $1.7 million to $1.6 million.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter of 2004 were $1.0 million, an 8% decrease over the $1.1 million in the prior-year period. A reconciliation of net income to EBITDA, a non-GAAP figure, is provided in the financial tables following this commentary.

SIX-MONTH RESULTS

Infinity reported revenue of $8.6 million for the six months ended June 30, 2004, which is comparable to the prior-year period.

For the first half of 2004, Consolidated generated revenue of $5.5 million, a 14% increase over the $4.9 million in the prior-year period. Consolidated performed 2,217 cementing, acidizing and fracturing jobs during the first half of 2004, a 22% increase over the 1,824 jobs in the prior-year period. The increase in jobs performed was due to an additional 651 cement jobs (81% increase) offset by 258 less acidizing and fracturing jobs. The increase in revenue was due primarily to the increase in cementing jobs and the acquisition of Blue Star Acid Services, Inc. in late April, partially offset by a decrease in acidizing and fracturing jobs.


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Infinity-Wyoming generated revenue of $3.1 million during the first half of 2004 as compared to $3.7 million in the prior-year period. Infinity-Wyoming produced 575 Mmcfe during the first half of 2004, or 3.2 MMcfe per day, as compared to 823 MMcfe, or 4.5 MMcfe per day, produced in the prior year period. The decrease in first half 2004 revenue versus the 2003 period was due to the 30% decline in gas equivalent production from the prior-year period that resulted primarily from natural declines in wells producing in 2003 more than offsetting added production from new wells brought on line in the first quarter of 2004.

Gross profit for the first half of 2004 was $4.1 million, which is comparable to the prior-year period. A decline in Consolidated's gross profit margin percentage on increased revenue, due to unusually inclement weather early in the second quarter and the higher business mix content of lower-margin cement jobs, was offset by an increase in gross profit margin percentage for Infinity-Wyoming on lower production volumes.

The net loss for the first half of 2004 was $2.9 million (or $0.31 per basic and diluted share). For the previous year period, the net loss was $0.8 million (or $0.11 per basic and diluted share). The increase in the loss was mainly due to a $1.3 million increase in depreciation, depletion and amortization expense, resulting from a higher depletion base, as investments in oil and gas projects have increased, and a lower level of proved reserves to amortize the higher costs over as compared to the prior-year period, and a $0.6 million increase in amortization of loan costs.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first half of 2004 were $1.4 million, a 5% decrease over the $1.5 million in the prior-year period, primarily due to a slight increase in operating expense during the first half of 2004 as compared to the prior-year period. A reconciliation of net income to EBITDA, a non-GAAP figure, is provided in the financial tables following this commentary.

CONFERENCE CALL REMINDER

The Company will host a conference call this morning, Monday, August 16, 2004, at 10:00 a.m. Eastern Daylight Time to discuss the reported financial and operating results in greater detail. The dial-in number for the call is 800-289-0518 (international participants should dial 913-981-5532). Parties interested in participating in the conference call should dial in approximately ten minutes prior to the start time and enter the access code ID #352553. The call will also be broadcast live on the Internet at http://www.vcall.com/CEPage.asp?ID=89009.


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[LOGO] INFINITY, INC.

NEWS RELEASE
FOR IMMEDIATE RELEASE


A replay of the conference call will be available approximately two hours after the completion of the call through August 30, 2004, by dialing 888-203-1112 (international callers should dial 719-457-0820) and entering the access code ID #352553. The call will also be archived for two weeks at http://www.vcall.com/CEPage.asp?ID=89009.

ABOUT INFINITY, INC.

Infinity, Inc., through its wholly-owned subsidiaries Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The Company's current operations are principally focused on the development and expansion of its producing Wamsutter Arch (Pipeline) project and emerging Labarge coal bed methane project, both of which are located in the Greater Green River Basin in southwest Wyoming. Infinity Oil & Gas of Wyoming also holds exploration and development rights in the Sand Wash and Piceance Basins principally in northwest Colorado. Infinity Oil and Gas of Texas holds leaseholds in the Fort Worth Basin of Texas. Infinity, Inc. provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region. The Company's common stock is listed on the NASDAQ National Market under the symbol "IFNY."


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                         INFINITY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                  JUNE 30, 2004   DECEMBER 31, 2003
                                                                  -------------   -----------------
                                                                   (UNAUDITED)

                                     ASSETS
Current assets
   Cash and cash equivalents                                       $    582,910      $    727,134
   Accounts receivable, less allowance for doubtful accounts          2,625,440         1,766,642
   Current portion of note receivable                                 1,589,054            16,311
   Inventories                                                          366,500           351,197
   Prepaid expenses and other                                           273,012           206,314
   Derivative asset                                                          --            97,624
                                                                   ------------      ------------
       Total current assets                                           5,436,916         3,165,222

Property and equipment, at cost, less accumulated depreciation       10,525,548        10,169,159
Oil and gas properties, using full cost accounting net of
   accumulated depreciation, depletion, amortization and
   ceiling writedown
     Subject to amortization                                         28,140,346        23,446,343
     Not subject to amortization                                     10,520,324        12,815,834
Intangible assets, at cost, less accumulated amortization             2,448,129         3,952,989
Note receivable, less current portion                                        --         1,580,742
Other assets, net                                                       446,492           135,989
                                                                   ------------      ------------

Total assets                                                       $ 56,517,755      $ 55,266,278
                                                                   ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Notes payable                                                   $    250,227      $         --
   Notes payable - related party                                         20,000                --
   Current portion of long term debt - related party                  1,750,000                --
   Current portion of long-term debt                                  1,189,289         1,762,777
   Accounts payable                                                   2,425,146         2,645,277
   Accrued expenses                                                   1,701,849           966,769
                                                                   ------------      ------------
       Total current liabilities                                      7,336,511         5,374,823

Long-term liabilities
   Production taxes payable                                             224,654           229,889
   Asset retirement obligations                                         549,655           520,638
   Long-term debt, less current portion                              10,560,617         9,252,872
   8% subordinated convertible notes payable                          2,663,000         2,793,000
   7% subordinated convertible notes payable                         11,575,000        11,184,000
   Note payable - related party                                              --         3,000,000
                                                                   ------------      ------------
       Total liabilities                                             32,909,437        32,355,222
                                                                   ------------      ------------

Stockholders' equity
   Common stock, par value $.0001, authorized 300,000,000
shares, issued and outstanding 9,396,091 and 8,204,032
shares                                                                      940               820
   Additional paid-in-capital                                        37,382,562        32,720,904
   Accumulated other comprehensive income                                    --            97,624
   Accumulated deficit                                              (12,775,184)       (9,908,292)
                                                                   ------------      ------------
       Total stockholders' equity                                    24,608,318        22,911,056
                                                                   ------------      ------------

Total liabilities and stockholders' equity                         $ 56,517,755      $ 55,266,278
                                                                   ============      ============

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                         INFINITY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                 FOR THE THREE MONTHS                FOR THE SIX MONTHS
                                                     ENDED JUNE 30,                     ENDED JUNE 30,
                                              ----------------------------      ----------------------------
                                                 2004             2003             2004             2003
                                              -----------      -----------      -----------      -----------
Revenue
   Oil and gas service operations             $ 3,343,906      $ 3,006,653      $ 5,539,630      $ 4,873,960
   Oil and gas sales                            1,701,554        1,995,954        3,072,852        3,734,090
                                              -----------      -----------      -----------      -----------
     Total revenue                              5,045,460        5,002,607        8,612,482        8,608,050
                                              -----------      -----------      -----------      -----------

Cost of revenue
   Oil and gas service operations               1,857,114        1,527,209        3,277,666        2,732,156
   Oil and gas production expenses                474,861          554,198          837,585        1,293,280
   Oil and gas production taxes                   195,238          215,107          351,212          426,349
                                              -----------      -----------      -----------      -----------
     Total cost of revenue                      2,527,213        2,296,514        4,466,463        4,451,785
                                              -----------      -----------      -----------      -----------

Gross profit                                    2,518,247        2,706,092        4,146,019        4,156,265

Operating expenses                              1,564,074        1,666,247        2,826,150        2,768,480
Depreciation, depletion and amortization        1,314,688          544,071        2,361,828        1,079,527
                                              -----------      -----------      -----------      -----------

Operating income (loss)                          (360,515)         495,774       (1,041,959)         308,258

Other income (expense)
   Interest and other income                       38,157           37,976           77,032           78,776
   Amortization of loan costs                    (430,692)        (457,930)      (1,274,097)        (644,124)
   Interest expense and finance charges          (310,478)        (296,318)        (589,214)        (582,430)
   Loss on sale of assets                         (38,679)          (3,694)         (38,654)          (3,694)
                                              -----------      -----------      -----------      -----------
     Total other income (expense)                (741,692)        (719,966)      (1,824,933)      (1,154,472)
                                              -----------      -----------      -----------      -----------

Net loss before income taxes                   (1,102,207)        (224,192)      (2,866,892)        (846,214)

Income tax benefit                                     --               --               --               --
                                              -----------      -----------      -----------      -----------

Net loss                                      $(1,102,207)     $  (224,192)     $(2,866,892)     $  (846,214)
                                              ===========      ===========      ===========      ===========

Basic and diluted loss per share              $     (0.12)     $     (0.03)     $     (0.31)     $     (0.11)
                                              ===========      ===========      ===========      ===========

Weighted average basic and diluted shares
outstanding                                     9,396,091        8,061,396        9,295,798        7,907,466
                                              ===========      ===========      ===========      ===========

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                         INFINITY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF CASH FLOW (UNAUDITED)

                                                                                FOR THE SIX MONTHS
                                                                                   ENDED JUNE 30,
                                                                           ----------------------------
                                                                              2004              2003
                                                                           -----------      -----------
Cash flows from operating activities
   Net loss                                                                $(2,866,892)     $  (846,214)
                                                                           -----------      -----------
   Adjustments to reconcile net loss to net cash provided by operating activities
     Depreciation, depletion and amortization                                2,361,828        1,079,527
     Amortization of loan costs included in interest expense                 1,274,097          644,124
     Loss on sale of assets                                                     38,654            3,694
     Change in assets and liabilities
       (Increase) decrease in accounts receivable                             (858,798)      (1,060,144)
       (Increase) decrease in inventories                                      (15,303)          17,192
       (Increase) decrease in prepaid expenses                                 (66,698)         104,718
       Increase (decrease) in accounts payable                                 (50,600)         281,662
       Increase in accrued expenses                                          1,052,698          578,561
                                                                           -----------      -----------
         Net cash provided by operating activities                             868,986          803,120
                                                                           -----------      -----------

Cash flows from investing activities
   Proceeds from sale of property and equipment                                159,479           42,911
   Investment in oil and gas properties                                     (3,670,809)      (2,908,614)
   Investment in other assets and intangibles                                 (322,503)        (335,001)
   Purchase of property and equipment                                       (1,177,139)        (139,759)
   Payments on note receivable                                                   7,999            7,407
                                                                           -----------      -----------
         Net cash used in investing activities                              (5,002,973)      (3,333,056)
                                                                           -----------      -----------

Cash flows from financing activities
   Proceeds from notes payable                                                 295,000        2,263,381
   Proceeds from borrowings on long-term debt                                2,863,997          853,714
   Proceeds from issuance of common stock                                    4,060,000          815,819
   Equity issuance costs                                                       (30,258)              --
   Repayment of notes payable                                                 (194,304)              --
   Repayment of debt                                                        (3,004,672)      (1,504,990)
                                                                           -----------      -----------
         Net cash provided by financing activities                           3,989,763        2,427,924
                                                                           -----------      -----------

Net increase (decrease) in cash and cash equivalents                          (144,224)        (102,012)

Cash and cash equivalents, beginning of period                                 727,134          867,017
                                                                           -----------      -----------

Cash and cash equivalents, end of period                                   $   582,910      $   765,005
                                                                           ===========      ===========


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                         INFINITY, INC. AND SUBSIDIARIES
         SELECTED OPERATING AND FINANCIAL DATA BY SUBSIDIARY (UNAUDITED)

                                                        FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS
                                                 --------------------------------------             ENDED JUNE 30,
                                                 JUNE 30,        MARCH 31,     JUNE 30,       ------------------------
                                                   2004           2004           2003           2004            2003
                                                 ---------      ---------      ---------      ---------      ---------
Consolidated
(Dollars in millions, before cash discounts)

   Job type:
     Cementing                                         945            511            514          1,456            805
     Acidizing                                         267            191            354            458            569
     Fracturing                                        165            138            286            303            450

   Job revenue:
     Cementing                                   $     2.1      $     1.0      $     1.1      $     3.1      $     1.7
     Acidizing                                   $     0.3      $     0.2      $     0.4      $     0.5      $     0.6
     Fracturing                                  $     1.2      $     1.0      $     1.7      $     2.2      $     2.7
     Discounts and eliminations                  ($    0.3)     ($    0.0)     ($    0.2)     ($    0.3)     ($    0.2)

Infinity-Wyoming Statistics (1)
(Dollars in thousands)

   Production Volumes:
     Natural gas (MMcf)                              266.7          203.4          316.7          470.1          625.5
     Oil and condensate (MBbls)                        8.2            9.3           16.1           17.5           33.0
     Natural gas equivalents (MMcfe; 6:1)            315.7          259.4          413.3          575.1          823.2

   Financial Results:
     Natural gas revenue                         $ 1,385.8      $ 1,043.7      $ 1,540.6      $ 2,429.5      $ 2,715.8
     Oil and condensate revenue                  $   315.8      $   327.6      $   455.3      $   643.4      $ 1,018.3
       Total revenue                             $ 1,701.6      $ 1,371.3      $ 1,995.9      $ 3,072.9      $ 3,734.1
     Production expenses                         $   286.5      $   226.0      $   315.4      $   512.5      $   843.7
     Production taxes                            $   195.2      $   156.0      $   215.1      $   351.2      $   426.3
     Transportation expense                      $   188.4      $   136.7      $   238.7      $   325.1      $   449.3

   Financial Results, per Mcfe:
     Natural gas revenue                         $    5.20      $    5.13      $    4.83      $    5.17      $    4.34
     Oil and condensate revenue                  $   38.51      $   35.61      $   28.28      $   36.77      $   30.86
     Natural gas equivalent revenue              $    5.39      $    5.28      $    4.83      $    5.34      $    4.51

     Production expenses                         $    0.91      $    0.87      $    0.76      $    0.89      $    1.02
     Production taxes                            $    0.62      $    0.60      $    0.52      $    0.61      $    0.52
     Transportation expense                      $    0.60      $    0.53      $    0.57      $    0.57      $    0.54


(1) Includes revenue, expense and operating data only from the Wamsutter Arch Pipeline and Labarge fields.


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                         INFINITY, INC. AND SUBSIDIARIES
         NON-GAAP DISCLOSURES: RECONCILIATION OF NET LOSS TO EBITDA (1)

                                       FOR THE THREE MONTHS               FOR THE SIX MONTHS
                                          ENDED JUNE 30,                     ENDED JUNE 30,
                                   ----------------------------      ----------------------------
                                       2004             2003             2004            2003
                                   -----------      -----------      -----------      -----------
Net loss                           $(1,102,207)     $  (224,192)     $(2,866,892)     $  (846,214)
Adjustments:
  Depreciation, depletion,           1,314,688          544,071        2,361,828        1,079,527
    amortization
  Amortization of loan costs           430,692          457,930        1,274,097          644,124
  Interest expense and finance
     charges                           310,478          296,318          589,214          582,430
  Loss on sale of assets                38,679            3,694           38,654            3,694
                                   -----------      -----------      -----------      -----------

EBITDA                             $   992,330      $ 1,077,821      $ 1,396,901      $ 1,463,561
                                   ===========      ===========      ===========      ===========


(1) In this press release, the term "EBITDA" is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion and amortization expenses, and gains and losses on the sale of other assets. Infinity's management believes EBITDA is an important financial measurement tool that provides information about the Company's ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.


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